EXHIBIT 23.1

[Baker Tilly Virchow Krause, LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Vascular Solutions, Inc. of our report dated February 5, 2013, relating to the consolidated financial statements, the financial statement schedule, the financial statement schedule and the effectiveness of internal control over the financial reporting, appearing in Vascular Solutions, Inc.’s annual report on Form 10-K for the year ended December 31, 2012.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, MN
June 7, 2013